Perrigo Reports Record Third Quarter Revenue And Earnings And Raises Full Year EPS Guidance

-- Fiscal third quarter revenue from continuing operations increased $86 million, or 13%, to $778 million

-- Fiscal third quarter adjusted income from continuing operations increased 32% to $133 million, or $1.41 per diluted share

-- Fiscal third quarter GAAP income from continuing operations increased 26% to $116 million, or $1.23 per diluted share

-- With the inclusion of a third quarter tax benefit, management raises full-year fiscal 2012 adjusted diluted earnings from continuing operations guidance to be in a range of $4.90-$5.00 per diluted share from previously announced $4.70-$4.80 per diluted share

-- Management adjusts consolidated full-year fiscal 2012 revenue guidance to be in a range of 15% - 18% growth year over year from previously announced 17% - 20% attributable primarily to historically mild cough/cold and flu season

ALLEGAN, Mich., May 8, 2012 /PRNewswire/ -- Perrigo Company (Nasdaq: PRGO; TASE) today announced results for its third quarter ended March 31, 2012.

(Logo: http://photos.prnewswire.com/prnh/20120301/DE62255LOGO)

Perrigo's Chairman and CEO Joseph C. Papa commented, "We are very pleased with our record fiscal third quarter revenue and earnings performance. These strong results were made possible by the continued operational excellence of the team. Headlining this execution were the $64 million in new product launches, mostly in OTC, which keep us on track to exceed our $190 million new product sales goal for fiscal 2012. Global Consumer Healthcare sales grew 6% in the quarter, driven mainly by U.S. OTC sales growth of 8% despite a historically mild cough/cold and flu season. In Nutritionals, we were able to improve adjusted margins from last quarter as measures put in place partially offset the volatility in raw materials pricing. Our Rx segment continues to exceed our expectations in both our existing and newly acquired business. We are continuing to make quality healthcare more affordable to consumers around the globe."

Refer to Table I at the end of this press release for adjustments in the current year and prior year periods and additional non-GAAP disclosure information.

The Company's reported results are summarized in the attached Condensed Consolidated Statements of Income, Balance Sheets and Statements of Cash Flows.

Perrigo Company (from continuing operations, in thousands, except per share amounts) (see the attached Table I for reconciliation to GAAP numbers)

	Third Quarter		Nine Months
	2012	2011	2012	2011
Net Sales	$778,017	$691,563	$2,341,482	$2,050,400
Reported Income	$115,727	$91,531	$285,924	$254,988
Adjusted Income	$132,679	$100,212	$348,430	$279,944
Reported Diluted EPS	$1.23	$0.98	$3.04	$2.73
Adjusted Diluted EPS	$1.41	$1.07	$3.71	$3.00
Diluted Shares	94,124	93,549	94,028	93,371

Third Quarter Results

Net sales for the third quarter of fiscal 2012 were $778 million, an increase of 13% over fiscal 2011. The increase was driven primarily by $70 million of net sales attributable to the Paddock Laboratories, Inc. (Paddock) and CanAm Care, LLC acquisitions and new product sales of $64 million, partially offset by decreases in sales of certain existing products, primarily in the Consumer Healthcare and Nutritionals segments. Reported income from continuing operations was approximately $116 million, or $1.23 per diluted share, an increase over $92 million, or $0.98 per diluted share, a year ago. Excluding charges as outlined in Table I at the end of this release, third quarter fiscal 2012 adjusted income from continuing operations was $133 million, or $1.41 per diluted share, up 32% over fiscal 2011. In the quarter, there was a $0.20 per diluted share tax benefit as a result of the closing of various tax audits and statutory expirations. Reported gross margin increased 130 basis points to 35.9%, while adjusted gross margin increased 190 basis points to 37.6%. Reported operating margin increased 100 basis points to 18.8%, while adjusted operating margin increased by 250 basis points to 22.1%.

Nine Months Results

Net sales for the first nine months of fiscal 2012 were $2,341 million, an increase of 14% over fiscal 2011. The increase was driven primarily by $177 million of net sales attributable to the Paddock and CanAm Care acquisitions and new product sales of $160 million, partially offset by decreases in sales of certain existing products, primarily in the Consumer Healthcare and Nutritionals segments. Reported gross profit was $802 million, an increase of 14% over fiscal 2011, and reported gross margin was 34.2%, as compared to 34.3% last year. Adjusted gross profit was approximately $871 million, an increase of 20% over fiscal 2011, and adjusted gross margin increased 180 basis points to 37.2%. Reported operating income was $408 million, an increase of 11% over fiscal 2011, and reported operating margin was 17.4%, as compared to 17.9% last year. Adjusted operating income was $505 million, an increase of 25% over fiscal 2011, and adjusted operating margin increased 190 basis points to 21.6%.

Consumer Healthcare

Consumer Healthcare segment net sales for the third quarter rose to $449 million from $425 million in the third quarter last year, an increase of 6%, due to new product sales of $34 million (primarily in the cough/cold and dermatological categories), an increase in sales of existing products of $5 million (primarily in the smoking cessation category), and net sales attributable to the acquisition of CanAm Care of approximately $8 million. These increases were partially offset by a decline of approximately $25 million in existing product sales due primarily to a historically mild cough/cold and flu season. Reported operating income increased by $2 million to approximately $75 million, while adjusted operating income increased by $3 million to $77 million, driven by profit contribution on new product sales. Gross and operating margins were impacted year-over-year by increased competition on a key product in the gastrointestinal category and under absorption of fixed production costs relative to lower volume output caused by a historically mild cough/cold and flu season.

Year-to-date net sales increased 6% or $81 million compared to fiscal 2011 driven by new product sales of $76 million (mainly in the cough/cold, diabetes and dermatological care categories), along with an increase in sales of existing products of approximately $29 million in the cough/cold and smoking cessation categories. These increases were partially offset by a decline of $32 million in sales of existing products within the gastrointestinal and analgesics product categories.

On January 6, 2012, the Company signed a definitive agreement to acquire substantially all of the assets of CanAm Care, a privately-held, Alpharetta, Georgia-based distributor of diabetes care products, for approximately $36 million in cash.

On January 12, 2012, the Company announced that the United States District Court for the Western District of Michigan granted summary judgment in its favor in patent litigation involving Guaifenesin Extended-Release Tablets, 600 mg, a generic version of Mucinex® tablets.

On February 14, 2012, the Company announced that it began shipping Loratadine-D 12 hour extended release tablets, the store brand equivalent to Schering-Plough's Claritin-D® 12 hour extended release tablets.

On March 1, 2012, the Company announced that it initiated market launch and made its first shipments of Minoxidil 5% Foam, comparable to Rogaine® 5% Foam Hair Regrowth Treatment, to its retail and wholesale customers.

Nutritionals

Nutritionals segment net sales for the third quarter decreased $6 million to $118 million compared to fiscal 2011 due to lower existing product sales of $27 million in the Vitamins, Minerals and Supplements (VMS) and infant formula categories. These decreases were largely offset by new product sales of $20 million, primarily in the infant formula category. The decrease in sales of existing infant formula products was primarily due to the transition to next generation formulas within the portfolio. Infant formula sales were also impacted by the absence of increased demand of approximately $8 million in net sales that the Company experienced last year as a result of a competitor's product recall, along with a decline in U.S. birth rates year-over-year, while the decrease in the VMS category was driven by increased competition. Reported operating margin decreased 1,140 basis points to 3.1%, impacted by restructuring at the Company's Florida facility disclosed last quarter. Adjusted operating margin decreased 430 basis points to 14.8% due to under absorption of fixed production costs relative to lower volume output year-over-year, increased costs of raw materials for infant formula and change in product mix.

For the first nine months of fiscal 2012, net sales decreased approximately $15 million or 4% to $366 million, compared to fiscal 2011, due to a decline in existing product sales of $72 million partially offset by new product sales of $57 million, primarily in the infant formula category.

Rx Pharmaceuticals

The Rx Pharmaceuticals segment third quarter net sales increased 84%, or $71 million, to approximately $156 million compared to fiscal 2011. This increase was due to net sales of $62 million from the Paddock acquisition as well as continued growth of $9 million in the base business. Reported operating margin increased 780 basis points to 44.7%, while adjusted operating margin increased 990 basis points to 50.2%. These increases were due to gross profit contribution from the Paddock acquisition and new product sales, along with favorable pricing on select products.

For the first nine months of fiscal 2012, net sales increased 83% or $209 million to $460 million, as compared to fiscal 2011. This increase was due to net sales of $169 million from the Paddock acquisition, new product sales of $18 million and favorable pricing on select products.

On January 23, 2012, the Company announced that it filed with the U.S. Food and Drug Administration (FDA) an Abbreviated New Drug Application (ANDA) for Azelastine Hydrochloride Nasal Spray (0.15%).

API

The API segment reported third quarter net sales of $37 million, a 10% decrease compared to fiscal 2011. The decrease was due to lower existing product sales of approximately $5 million driven by lower demand of certain products and pricing pressures on a key product. This decrease was partially offset by new product sales of $1 million. Reported operating margin increased 190 basis points to 29.4%, while adjusted operating margin increased 210 basis points to 30.8%.

For the first nine months of fiscal 2012, net sales increased 7% or $8 million to $127 million, compared to $119 million in fiscal 2011. This increase was due to new product sales of $6 million, increased sales of existing products of $1 million, and favorable changes in foreign currency exchange rates of $1 million.

On March 21, 2012, the Company announced that it received a final "Approval for Registration" letter from the Australian Therapeutic Goods Administration permitting the Company to sell generic temozolomide in Australia.

Other

Continuing operations for the Other category, consisting of the Israel Pharmaceutical and Diagnostic Products operating segment, reported third quarter net sales of $19 million, an increase of 12% compared to fiscal 2011. This increase was due to new product sales of $1 million, along with an increase in sales of existing products of $1 million. For the first nine months of fiscal year 2012, net sales were $56 million, an increase of 15% compared to fiscal 2011, driven by new product sales of $4 million and an increase in sales of existing products of approximately $4 million.

Guidance

Reported fiscal 2012 earnings from continuing operations are expected to be between $4.10 and $4.20 per diluted share. Excluding the charges outlined in Table III at the end of this release, expected fiscal 2012 adjusted earnings from continuing operations are expected to be between $4.90 and $5.00 per diluted share, up from previously announced guidance of $4.70 to $4.80 per diluted share, due to the inclusion of the $0.20 per diluted share tax benefit realized in the fiscal third quarter. This new range implies a year-over-year growth rate of adjusted earnings from continuing operations of 22% to 25% over fiscal 2011 adjusted earnings per share.

Chairman and CEO Joseph C. Papa concluded, "The strength of our diversified business model and the excellent execution by the team was clearly evident this quarter. With numerous exciting new product launches expected, we are looking forward to a strong end to the fiscal year."

Perrigo will host a conference call to discuss fiscal third quarter 2012 results at 10:00 a.m. (ET) on Tuesday, May 8, 2012. The conference call will be available live via webcast to interested parties on the Perrigo website http://www.perrigo.com or by phone 877-248-9413, International 973-582-2737, and reference ID# 69598952. A taped replay of the call will be available beginning at approximately 2:00 p.m. (ET) Tuesday, May 8, 2012, until midnight Friday, May 25, 2012. To listen to the replay, call 855-859-2056, International 404-537-3406, access code 69598952.

Perrigo Company is a leading global healthcare supplier that develops, manufactures and distributes OTC and generic prescription (Rx) pharmaceuticals, infant formulas, nutritional products, and active pharmaceutical ingredients (API). The Company is the world's largest manufacturer of OTC pharmaceutical products and infant formulas for the store brand market. The Company's primary markets and locations of manufacturing and logistics operations are the United States, Israel, Mexico, the United Kingdom and Australia. Visit Perrigo on the Internet (http://www.perrigo.com).

Note: Certain statements in this press release are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and are subject to the safe harbor created thereby. These statements relate to future events or the Company's future financial performance and involve known and unknown risks, uncertainties and other factors that may cause the actual results, levels of activity, performance or achievements of the Company or its industry to be materially different from those expressed or implied by any forward-looking statements. In some cases, forward-looking statements can be identified by terminology such as "may," "will," "could," "would," "should," "expect," "plan," "anticipate," "intend," "believe," "estimate," "predict," "potential" or other comparable terminology. The Company has based these forward-looking statements on its current expectations, assumptions, estimates and projections. While the Company believes these expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond the Company's control. These and other important factors, including those discussed under "Risk Factors" in the Company's Form 10-K for the year ended June 25, 2011, as well as the Company's subsequent filings with the Securities and Exchange Commission, may cause actual results, performance or achievements to differ materially from those expressed or implied by these forward-looking statements. The forward-looking statements in this press release are made only as of the date hereof, and unless otherwise required by applicable securities laws, the Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

PERRIGO COMPANY
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except per share amounts)
(unaudited)

	Third Quarter		Year-to-Date
	2012	2011	2012	2011

Net sales	$778,017	$691,563	$2,341,482	$2,050,400
Cost of sales	498,744	452,429	1,539,755	1,347,808
Gross profit	279,273	239,134	801,727	702,592

Operating expenses
Distribution	10,181	8,525	29,540	25,722
Research and development	27,950	23,511	78,736	65,842
Selling and administration	87,991	84,185	278,080	244,109
Restructuring	7,081	-	7,081	-
Total operating expenses	133,203	116,221	393,437	335,673

Operating income	146,070	122,913	408,290	366,919
Interest, net	16,651	10,915	44,862	31,718
Other income, net	(5,202)	(753)	(4,221)	(1,945)

Income from continuing operations before
income taxes	134,621	112,751	367,649	337,146
Income tax expense	18,894	21,220	81,725	82,158
Income from continuing operations	115,727	91,531	285,924	254,988
Loss from discontinued operations,
net of tax	-	(2,446)	-	(1,361)
Net income	$115,727	$89,085	$285,924	$253,627

Earnings (loss) per share (1)
Basic
Continuing operations	$1.24	$0.99	$3.07	$2.77
Discontinued operations	-	(0.03)	-	(0.01)
Basic earnings per share	$1.24	$0.96	$3.07	$2.75
Diluted
Continuing operations	$1.23	$0.98	$3.04	$2.73
Discontinued operations	-	(0.03)	-	(0.01)
Diluted earnings per share	$1.23	$0.95	$3.04	$2.72

Weighted average shares outstanding
Basic	93,330	92,459	93,152	92,175
Diluted	94,124	93,549	94,028	93,371

Dividends declared per share	$0.0800	$0.0700	$0.2300	$0.2025

(1) The sum of individual per share amounts may not equal due to rounding.

See accompanying notes to condensed consolidated financial statements.

PERRIGO COMPANY
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)
(unaudited)

	March 31, 2012	June 25, 2011	March 26, 2011
Assets
Current assets
Cash and cash equivalents	$554,280	$310,104	$223,237
Accounts receivable, net	560,740	477,851	464,190
Inventories	589,947	505,576	494,278
Current deferred income taxes	51,269	30,474	22,930
Income taxes refundable	766	370	2,103
Prepaid expenses and other current assets	33,886	50,350	50,112
Current assets of discontinued operations	-	2,568	2,797
Total current assets	1,790,888	1,377,293	1,259,647

Property and equipment	1,096,749	1,005,798	950,478
Less accumulated depreciation	(532,335)	(498,490)	(484,575)
	564,414	507,308	465,903

Goodwill and other indefinite-lived intangible assets	830,689	644,902	640,107
Other intangible assets, net	752,600	567,573	576,436
Non-current deferred income taxes	12,390	10,531	13,786
Other non-current assets	89,073	81,614	81,612
	$4,040,054	$3,189,221	$3,037,491

Liabilities and Shareholders' Equity
Current liabilities
Accounts payable	$307,017	$343,278	$286,795
Short-term debt	-	2,770	1,180
Payroll and related taxes	74,450	81,455	71,521
Accrued customer programs	103,868	91,374	91,704
Accrued liabilities	83,886	57,514	79,485
Accrued income taxes	20,530	10,551	17,351
Current portion of long-term debt	40,000	15,000	15,000
Current liabilities of discontinued operations	-	4,093	3,570
Total current liabilities	629,751	606,035	566,606

Non-current liabilities
Long-term debt, less current portion	1,454,620	875,000	875,442
Non-current deferred income taxes	19,543	10,601	11,900
Other non-current liabilities	163,466	166,598	158,444
Total non-current liabilities	1,637,629	1,052,199	1,045,786

Shareholders' equity
Controlling interest shareholders' equity:
Preferred stock, without par value, 10,000 shares authorized	-	-	-
Common stock, without par value, 200,000 shares authorized	496,320	467,661	458,811
Accumulated other comprehensive income	75,800	127,050	109,080
Retained earnings	1,198,740	934,333	855,287
	1,770,860	1,529,044	1,423,178
Noncontrolling interest	1,814	1,943	1,921
Total shareholders' equity	1,772,674	1,530,987	1,425,099
	$4,040,054	$3,189,221	$3,037,491

Supplemental Disclosures of Balance Sheet Information
Related to Continuing Operations
Allowance for doubtful accounts	$2,483	$7,837	$7,618
Working capital	$1,161,137	$772,783	$693,814
Preferred stock, shares issued and outstanding	-	-	-
Common stock, shares issued and outstanding	93,405	92,778	92,682

See accompanying notes to condensed consolidated financial statements.

PERRIGO COMPANY
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Year-to-Date
	2012	2011
Cash Flows (For) From Operating Activities
Net income	$285,924	$253,627
Adjustments to derive cash flows
Gain on sale of pipeline development projects	(3,500)	-
Restructuring	7,081	-
Depreciation and amortization	101,712	76,257
Share-based compensation	13,924	11,526
Loss on sale of business	-	2,151
Income tax benefit from exercise of stock options	(447)	1,621
Excess tax benefit of stock transactions	(12,202)	(16,256)
Deferred income taxes (credit)	12,021	(60,845)
Subtotal	404,513	268,081

Changes in operating assets and liabilities, net of business acquisitions
Accounts receivable	(28,723)	(104,197)
Inventories	(27,523)	(31,304)
Accounts payable	(43,867)	15,521
Payroll and related taxes	(9,707)	(9,072)
Accrued customer programs	(13,755)	31,770
Accrued liabilities	17,584	(10,739)
Accrued income taxes	19,077	59,546
Other	(5,979)	9,428
Subtotal	(92,893)	(39,047)
Net cash from operating activities	311,620	229,034

Cash Flows (For) From Investing Activities
Proceeds from sales of securities	-	560
Return of proceeds from sale of business	-	(3,558)
Acquisitions of businesses, net of cash acquired	(582,329)	2,624
Proceeds from sale of intangible assets and pipeline development projects	10,500	-
Acquisitions of assets	(750)	(10,000)
Additions to property and equipment	(85,715)	(46,542)
Net cash for investing activities	(658,294)	(56,916)

Cash Flows (For) From Financing Activities
Repayments of short-term debt, net	(2,770)	(7,820)
Borrowings of long-term debt	1,089,620	150,442
Repayments of long-term debt	(485,000)	(195,000)
Deferred financing fees	(5,108)	(5,158)
Excess tax benefit of stock transactions	12,202	16,256
Issuance of common stock	10,040	12,476
Repurchase of common stock	(7,954)	(8,285)
Cash dividends	(21,516)	(18,779)
Net cash from (for) financing activities	589,514	(55,868)

Effect of exchange rate changes on cash	1,336	(2,778)
Net increase in cash and cash equivalents	244,176	113,472

Cash and cash equivalents, beginning of period	310,104	109,765
Cash and cash equivalents, end of period	$ 554,280	$ 223,237

Supplemental Disclosures of Cash Flow Information
Cash paid/received during the period for:
Interest paid	$29,234	$27,759
Interest received	$2,222	$2,594
Income taxes paid	$53,216	$83,494
Income taxes refunded	$830	$1,303

See accompanying notes to condensed consolidated financial statements.

Table I
PERRIGO COMPANY
RECONCILIATION OF NON-GAAP MEASURES
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended
Consolidated	March 31, 2012				March 26, 2011				% Change
	GAAP	Non-GAAP Adjustments		As Adjusted	GAAP	Non-GAAP Adjustments		As Adjusted	GAAP	As Adjusted
Net sales	$ 778,017	$ -		$ 778,017	$ 691,563	$ -		$ 691,563	13%	13%
Cost of sales	498,744	13,505	(a)	485,239	452,429	7,703	(a)	444,726	10%	9%
Gross profit	279,273	13,505		292,778	239,134	7,703		246,837	17%	19%

Operating expenses
Distribution	10,181	-		10,181	8,525	-		8,525	19%	19%
Research and development	27,950	-		27,950	23,511	-		23,511	19%	19%
Selling and administration	87,991	5,027	(a)	82,964	84,185	5,095	(a,d)	79,090	5%	5%
Restructuring	7,081	7,081	(b)	-	-	-		-	-	-
Total operating expenses	133,203	12,108		121,095	116,221	5,095		111,126	15%	9%

Operating income	146,070	25,613		171,683	122,913	12,798		135,711	19%	27%
Interest, net	16,651	-		16,651	10,915	-		10,915	53%	53%
Other income, net	(5,202)	-		(5,202)	(753)	-		(753)	591%	591%
Income from continuing operations before income taxes	134,621	25,613		160,234	112,751	12,798		125,549	19%	28%
Income tax expense	18,894	8,661	(c)	27,555	21,220	4,117	(c)	25,337	(11)%	9%
Income from continuing operations	$ 115,727	$ 16,952		$ 132,679	$ 91,531	$ 8,681		$ 100,212	26%	32%

Diluted earnings per share from continuing operations	$ 1.23			$ 1.41	$ 0.98			$ 1.07	26%	32%

Diluted weighted average shares outstanding	94,124			94,124	93,549			93,549

Selected ratios as a percentage of net sales
Gross profit	35.9%			37.6%	34.6%			35.7%
Operating expenses	17.1%			15.6%	16.8%			16.1%
Operating income	18.8%			22.1%	17.8%			19.6%

	Nine Months Ended
Consolidated	March 31, 2012				March 26, 2011				% Change
	GAAP	Non-GAAP Adjustments		As Adjusted	GAAP	Non-GAAP Adjustments		As Adjusted	GAAP	As Adjusted
Net sales	$ 2,341,482	$ -		$ 2,341,482	$ 2,050,400	$ -		$ 2,050,400	14%	14%
Cost of sales	1,539,755	68,797	(a,e)	1,470,958	1,347,808	22,271	(a)	1,325,537	14%	11%
Gross profit	801,727	68,797		870,524	702,592	22,271		724,863	14%	20%

Operating expenses
Distribution	29,540	-		29,540	25,722	-		25,722	15%	15%
Research and development	78,736	(3,500)	(f)	82,236	65,842	-		65,842	20%	25%
Selling and administration	278,080	24,076	(a,g)	254,004	244,109	14,504	(a,h)	229,605	14%	11%
Restructuring	7,081	7,081	(b)	-	-	-		-	-	-
Total operating expenses	393,437	27,657		365,780	335,673	14,504		321,169	17%	14%

Operating income	408,290	96,454		504,744	366,919	36,775		403,694	11%	25%
Interest, net	44,862	-		44,862	31,718	-		31,718	41%	41%
Other income, net	(4,221)	-		(4,221)	(1,945)	-		(1,945)	117%	117%
Income from continuing operations before income taxes	367,649	96,454		464,103	337,146	36,775		373,921	9%	24%
Income tax expense	81,725	33,948	(c)	115,673	82,158	11,819	(c)	93,977	(1)%	23%
Income from continuing operations	$ 285,924	$ 62,506		$ 348,430	$ 254,988	$ 24,956		$ 279,944	12%	24%

Diluted earnings per share from continuing operations	$ 3.04			$ 3.71	$ 2.73			$ 3.00	11%	24%

Diluted weighted average shares outstanding	94,028			94,028	93,371			93,371

Selected ratios as a percentage of net sales
Gross profit	34.2%			37.2%	34.3%			35.4%
Operating expenses	16.8%			15.6%	16.4%			15.7%
Operating income	17.4%			21.6%	17.9%			19.7%

(a) Deal-related amortization
(b) Restructuring charges related to Florida
(c) Total tax effect for non-GAAP pre-tax adjustments
(d) Acquisition-related costs of $1,095
(e) Inventory step-up of $27,179
(f) Proceeds from sale of pipeline development projects
(g) Acquisition-related and severance costs of $9,381
(h) Acquisition-related costs of $2,410

Table II
PERRIGO COMPANY
REPORTABLE SEGMENTS
RECONCILIATION OF NON-GAAP MEASURES
(in thousands)
(unaudited)

	Three Months Ended
Consumer Healthcare	March 31, 2012				March 26, 2011				% Change
	GAAP	Non-GAAP Adjustments		As Adjusted	GAAP	Non-GAAP Adjustments		As Adjusted	GAAP	As Adjusted
Net sales	$ 448,848	$ -		$ 448,848	$ 425,025	$ -		$ 425,025	6%	6%
Cost of sales	311,121	1,010	(a)	310,111	289,825	918	(a)	288,907	7%	7%
Gross profit	137,727	1,010		138,737	135,200	918		136,118	2%	2%
Operating expenses	63,105	1,411	(a)	61,694	62,996	1,210	(a)	61,786	0%	(0)%
Operating income	$ 74,622	$ 2,421		$ 77,043	$ 72,204	$ 2,128		$ 74,332	3%	4%

Selected ratios as a percentage of net sales
Gross profit	30.7%			30.9%	31.8%			32.0%
Operating expenses	14.1%			13.7%	14.8%			14.5%
Operating income	16.6%			17.2%	17.0%			17.5%

	Nine Months Ended
Consumer Healthcare	March 31, 2012				March 26, 2011				% Change
	GAAP	Non-GAAP Adjustments		As Adjusted	GAAP	Non-GAAP Adjustments		As Adjusted	GAAP	As Adjusted
Net sales	$ 1,331,806	$ -		$ 1,331,806	$ 1,251,125	$ -		$ 1,251,125	6%	6%
Cost of sales	921,670	3,038	(a)	918,632	853,119	2,414	(a)	850,705	8%	8%
Gross profit	410,136	3,038		413,174	398,006	2,414		400,420	3%	3%
Operating expenses	193,794	3,848	(a)	189,946	179,089	3,710	(a)	175,379	8%	8%
Operating income	216,342	6,886		223,228	218,917	6,124		225,041	(1)%	(1)%

Selected ratios as a percentage of net sales
Gross profit	30.8%			31.0%	31.8%			32.0%
Operating expenses	14.6%			14.3%	14.3%			14.0%
Operating income	16.2%			16.8%	17.5%			18.0%

	Three Months Ended
Nutritionals	March 31, 2012				March 26, 2011				% Change
	GAAP	Non-GAAP Adjustments		As Adjusted	GAAP	Non-GAAP Adjustments		As Adjusted	GAAP	As Adjusted
Net sales	$ 117,683	$ -		$ 117,683	$ 124,077	$ -		$ 124,077	(5)%	(5)%
Cost of sales	86,312	3,021	(a)	83,291	86,047	3,000	(a)	83,047	0%	0%
Gross profit	31,371	3,021		34,392	38,030	3,000		41,030	(18)%	(16)%
Operating expenses	27,697	10,697	(a,b)	17,000	20,098	2,790	(a)	17,308	38%	(2)%
Operating income	$ 3,674	$ 13,718		$ 17,392	$ 17,932	$ 5,790		$ 23,722	(80)%	(27)%

Selected ratios as a percentage of net sales
Gross profit	26.7%			29.2%	30.7%			33.1%
Operating expenses	23.5%			14.4%	16.2%			13.9%
Operating income	3.1%			14.8%	14.5%			19.1%

	Nine Months Ended
Nutritionals	March 31, 2012				March 26, 2011				% Change
	GAAP	Non-GAAP Adjustments		As Adjusted	GAAP	Non-GAAP Adjustments		As Adjusted	GAAP	As Adjusted
Net sales	$ 365,691	$ -		$ 365,691	$ 380,219	$ -		$ 380,219	(4)%	(4)%
Cost of sales	274,329	11,892	(a)	262,437	258,273	8,999	(a)	249,274	6%	5%
Gross profit	91,362	11,892		103,254	121,946	8,999		130,945	(25)%	(21)%
Operating expenses	72,128	17,928	(a,b)	54,200	65,772	8,384	(a)	57,388	10%	(6)%
Operating income	$ 19,234	$ 29,820		$ 49,054	$ 56,174	$ 17,383		$ 73,557	(66)%	(33)%

Selected ratios as a percentage of net sales
Gross profit	25.0%			28.2%	32.1%			34.4%
Operating expenses	19.7%			14.8%	17.3%			15.1%
Operating income	5.3%			13.4%	14.8%			19.3%

	Three Months Ended
Rx Pharmaceuticals	March 31, 2012				March 26, 2011				% Change
	GAAP	Non-GAAP Adjustments		As Adjusted	GAAP	Non-GAAP Adjustments		As Adjusted	GAAP	As Adjusted
Net sales	$ 155,591	$ -		$ 155,591	$ 84,383	$ -		$ 84,383	84%	84%
Cost of sales	70,946	8,574	(a)	62,372	43,351	2,827	(a)	40,524	64%	54%
Gross profit	84,645	8,574		93,219	41,032	2,827		43,859	106%	113%
Operating expenses	15,051	-		15,051	9,891	-		9,891	52%	52%
Operating income	$ 69,594	$ 8,574		$ 78,168	$ 31,141	$ 2,827		$ 33,968	123%	130%

Selected ratios as a percentage of net sales
Gross profit	54.4%			59.9%	48.6%			52.0%
Operating expenses	9.7%			9.7%	11.7%			11.7%
Operating income	44.7%			50.2%	36.9%			40.3%

	Nine Months Ended
Rx Pharmaceuticals	March 31, 2012				March 26, 2011				% Change
	GAAP	Non-GAAP Adjustments		As Adjusted	GAAP	Non-GAAP Adjustments		As Adjusted	GAAP	As Adjusted
Net sales	$ 460,414	$ -		$ 460,414	$ 251,250	$ -		$ 251,250	83%	83%
Cost of sales	240,096	51,075	(a,c)	189,021	138,190	8,035	(a)	130,155	74%	45%
Gross profit	220,318	51,075		271,393	113,060	8,035		121,095	95%	124%
Operating expenses	51,426	255	(d,e)	51,171	30,969	-		30,969	66%	65%
Operating income	$ 168,892	$ 51,330		$ 220,222	$ 82,091	$ 8,035		$ 90,126	106%	144%

Selected ratios as a percentage of net sales
Gross profit	47.9%			58.9%	45.0%			48.2%
Operating expenses	11.2%			11.1%	12.3%			12.3%
Operating income	36.7%			47.8%	32.7%			35.9%

(a) Deal-related amortization
(b) Restructuring charges of $7,081 related to Florida
(c) Inventory step-up of $27,179
(d) Proceeds of $3,500 from sale of pipeline development projects
(e) Severance costs of $3,755

Table II (Continued)
PERRIGO COMPANY
REPORTABLE SEGMENTS
RECONCILIATION OF NON-GAAP MEASURES
(in thousands)
(unaudited)

	Three Months Ended
API	March 31, 2012				March 26, 2011				% Change
	GAAP	Non-GAAP Adjustments		As Adjusted	GAAP	Non-GAAP Adjustments		As Adjusted	GAAP	As Adjusted
Net sales	$ 36,951	$ -		$ 36,951	$ 41,206	$ -		$ 41,206	(10)%	(10)%
Cost of sales	18,029	490	(a)	17,539	22,070	519	(a)	21,551	(18)%	(19)%
Gross profit	18,922	490		19,412	19,136	519		19,655	(1)%	(1)%
Operating expenses	8,048	-		8,048	7,818	-		7,818	3%	3%
Operating income	$ 10,874	$ 490		$ 11,364	$ 11,318	$ 519		$ 11,837	(4)%	(4)%

Selected ratios as a percentage of net sales
Gross profit	51.2%			52.5%	46.4%			47.7%
Operating expenses	21.8%			21.8%	19.0%			19.0%
Operating income	29.4%			30.8%	27.5%			28.7%

	Nine Months Ended
API	March 31, 2012				March 26, 2011				% Change
	GAAP	Non-GAAP Adjustments		As Adjusted	GAAP	Non-GAAP Adjustments		As Adjusted	GAAP	As Adjusted
Net sales	$ 127,347	$ -		$ 127,347	$ 118,900	$ -		$ 118,900	7%	7%
Cost of sales	66,156	1,507	(a)	64,649	65,430	1,527	(a)	63,903	1%	1%
Gross profit	61,191	1,507		62,698	53,470	1,527		54,997	14%	14%
Operating expenses	23,637	-		23,637	21,797	-		21,797	8%	8%
Operating income	$ 37,554	$ 1,507		$ 39,061	$ 31,673	$ 1,527		$ 33,200	19%	18%

Selected ratios as a percentage of net sales
Gross profit	48.1%			49.2%	45.0%			46.3%
Operating expenses	18.6%			18.6%	18.3%			18.3%
Operating income	29.5%			30.7%	26.6%			27.9%

	Three Months Ended
Other	March 31, 2012				March 26, 2011				% Change
	GAAP	Non-GAAP Adjustments		As Adjusted	GAAP	Non-GAAP Adjustments		As Adjusted	GAAP	As Adjusted
Net sales	$ 18,944	$ -		$ 18,944	$ 16,872	$ -		$ 16,872	12%	12%
Cost of sales	12,336	410	(a)	11,926	11,136	439	(a)	10,697	11%	11%
Gross profit	6,608	410		7,018	5,736	439		6,175	15%	14%
Operating expenses	5,579	-		5,579	5,435	-		5,435	3%	3%
Operating income	$ 1,029	$ 410		$ 1,439	$ 301	$ 439		$ 740	242%	94%

Selected ratios as a percentage of net sales
Gross profit	34.9%			37.0%	34.0%			36.6%
Operating expenses	29.4%			29.4%	32.2%			32.2%
Operating income	5.4%			7.6%	1.8%			4.4%

	Nine Months Ended
Other	March 31, 2012				March 26, 2011				% Change
	GAAP	Non-GAAP Adjustments		As Adjusted	GAAP	Non-GAAP Adjustments		As Adjusted	GAAP	As Adjusted
Net sales	$ 56,224	$ -		$ 56,224	$ 48,906	$ -		$ 48,906	15%	15%
Cost of sales	37,504	1,285	(a)	36,219	32,796	1,296	(a)	31,500	14%	15%
Gross profit	18,720	1,285		20,005	16,110	1,296		17,406	16%	15%
Operating expenses	16,141	-		16,141	15,012	-		15,012	8%	8%
Operating income	$ 2,579	$ 1,285		$ 3,864	$ 1,098	$ 1,296		$ 2,394	135%	61%

Selected ratios as a percentage of net sales
Gross profit	33.3%			35.6%	32.9%			35.6%
Operating expenses	28.7%			28.7%	30.7%			30.7%
Operating income	4.6%			6.9%	2.2%			4.9%

(a) Deal-related amortization
(b) Restructuring charges of $7,081 related to Florida
(c) Inventory step-up of $27,179
(d) Proceeds of $3,500 from sale of pipeline development projects
(e) Severance costs of $3,755

Table III
PERRIGO COMPANY
FY 2012 GUIDANCE AND FY 2011 EPS
RECONCILIATION OF NON-GAAP MEASURES
(unaudited)

Full Year
Fiscal 2012 Guidance*
FY12 reported diluted EPS from continuing operations range	$4.10 - $4.20
Deal-related amortization (1)	0.53
Charge associated with inventory step-up	0.18
Charges associated with acquisition-related and severance costs	0.06
Charges associated with restructuring	0.06
Earnings associated with sale of pipeline development projects	(0.03)
FY12 adjusted diluted EPS from continuing operations range	$4.90 - $5.00

Fiscal 2011*
FY11 reported diluted EPS from continuing operations	$3.64
Deal-related amortization (1)	0.34
Charges associated with acquisition-related costs	0.02
Charges associated with restructuring	0.01
FY11 adjusted diluted EPS from continuing operations	$4.01

(1) Amortization of acquired intangible assets related to business combinations and asset acquisitions

*All information based on continuing operations.

CONTACT: Arthur J. Shannon, Vice President, Investor Relations and Communication, +1-269-686-1709, ajshannon@perrigo.com; Bradley Joseph, Senior Manager, Investor Relations and Communication, +1-269-686-3373, bradley.joseph@perrigo.com